Exhibit 99.1

News Release

Contacts: Chip Swearngan, Metavante (media)

414-357-3688, chip.swearngan@metavante.com

Kirk Larsen, Metavante (investors)

414-357-3553, kirk.larsen@metavante.com

METAVANTE ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2008 RESULTS

•	Revenue growth of 7 percent for the year; 6 percent for the quarter

•	Segment operating margins expanded 1.2 points for the year; 1.1 points for the quarter

•	EPS of $1.23 for the year, $0.34 for the quarter; cash EPS of $1.45 for the year, $0.40 for the quarter

•	Company provides guidance for 2009

MILWAUKEE, February 5, 2009– Metavante Technologies, Inc. (NYSE:MV) today reported full year 2008 revenue of $1,707.3 million, up 7 percent compared to $1,598.1 million in 2007. Organic growth was 6 percent, driven by higher transaction volumes in the payment businesses and higher core processing activity. Revenue for the fourth quarter 2008 was $433.4 million, up 6 percent compared to $408.2 million in the fourth quarter of 2007. Organic growth was 5 percent, driven by higher processing and professional services activity, with particular strength in the core banking, payment issuing, and healthcare payments businesses.

Segment operating income for 2008 was $481.8 million, an increase of 12 percent compared to 2007. Segment operating margin for 2008 was 28.2 percent, an increase of 1.2 percentage points compared to 2007. Segment operating income for the fourth quarter of 2008 was $121.4 million, an increase of 10 percent compared to the fourth quarter of 2007. Segment operating margin for the fourth quarter of 2008 improved to 28.0 percent, an increase of 1.1 percentage points compared to the fourth quarter of 2007.

In its first full year as a separate public company, Metavante’s net income was $147.4 million, or $1.23 per share. Cash net income for 2008 was $174.2 million, or $1.45 per share. Net income for the fourth quarter of 2008 was $40.4 million, or $0.34 per share. Cash net income for the fourth quarter of 2008 was $47.4 million, or $0.40 per share.

Cash provided by operating activities for 2008 was $302.5 million. Free cash flow for 2008 was $165.0 million.

Commenting on the results, Frank R. Martire, chairman and chief executive officer, said, “I am pleased that in our first full year as a separate public company we delivered consistently solid results that exceeded the expectations we set at the beginning of 2008. The powerful combination of our robust business model, our loyal and diverse client base, and our strong Metavante team allowed us to exceed our plans despite a difficult and dynamic business environment.”

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Cash net income (including per share amounts) and free cash flow are non-GAAP financial measures. These measures should not be considered substitutes for GAAP measures. See the attachments to this release under “Non-GAAP Financial Measures” for an explanation of these measures and reconciliations to GAAP financial measures.

Financial Solutions Group (FSG)

Metavante’s Financial Solutions Group (FSG) offers a comprehensive suite of technology and business services that are critical to a financial institution’s ability to attract, expand, and service existing and prospective customers.

FSG’s revenue for the full year 2008 was $664.6 million, an increase of 4 percent compared to $636.2 million for the full year 2007. FSG’s fourth quarter 2008 revenue was $168.9 million, an increase of 4 percent compared to $162.4 million in the fourth quarter of 2007.

Segment operating income for both the full year 2008 and 2007 was $154.6 million. Segment operating margin was 23.3 percent for the full year 2008 compared to 24.3 percent for the full year 2007. Segment operating income for both the fourth quarter of 2008 and 2007 was $38.7 million. The benefit of higher volume was offset by revenue mix and increased investments in product development. Segment operating margin was 22.9 percent in the fourth quarter of 2008 compared to 23.8 percent in the fourth quarter of 2007.

Payment Solutions Group (PSG)

Metavante’s Payment Solutions Group (PSG) offers one of the industry’s most comprehensive suites of payment products and services, including credit, debit and prepaid debit card management, a national payments network in NYCE, as well as specialized solutions to facilitate government and healthcare payments.

PSG’s revenue for the full year 2008 was $1,042.7 million, an increase of 8 percent compared to $961.9 million for the full year 2007. PSG’s fourth quarter 2008 revenue was $264.5 million, an increase of 8 percent compared to $245.8 million in the fourth quarter of 2007.

Segment operating income for the full year 2008 was $327.3 million compared to $276.8 million for the full year 2007. Segment operating margin was 31.4 percent for the full year 2008 compared to 28.8 percent for the full year 2007. Segment operating income for the fourth quarter of 2008 was $82.7 million compared to $71.3 million in the fourth quarter of 2007. The increase in segment operating income was driven by the benefit of cost actions taken in the image business in the fourth quarter of 2007 and operating leverage in other business units. Segment operating margin was 31.3 percent in the fourth quarter of 2008 compared to 29.0 percent in the fourth quarter of 2007.

Corporate/Other

Corporate/other expenses in the fourth quarter of 2008 were $30.7 million compared to $30.0 million in the fourth quarter of 2007. This includes higher professional services expenses related to legal matters and $1.9 million of unrealized losses on equity warrants in Temenos Group AG.

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Interest Expense

Interest expense in the fourth quarter of 2008 was $4.3 million higher than the fourth quarter of 2007 as a result of borrowings incurred in connection with the separation from Marshall & Ilsley Corporation in November 2007.

Income Taxes

The effective tax rate was 36.1 percent for the full year 2008 and 30.1 percent in the fourth quarter of 2008. The fourth quarter 2008 effective rate was lower than both the full year 2008 effective rate and the rate in the same quarter last year due to the recognition in this fourth quarter of a $4.0 million full year benefit of the federal research and experimentation tax credit. This credit was extended as part of the October 2008 Tax Extenders and Alternative Minimum Tax Relief Act of 2008. While the timing was uncertain, the eventual benefit of this credit was always anticipated in the company’s 2008 full year tax rate assumption.

Outlook

Commenting on the outlook, Martire added, “We enter 2009 with clear objectives and well prepared for the persistent challenges and increased uncertainty that we will face. We remain focused on optimizing our performance by capturing new business, driving cost productivity, and building contingency plans that allow us to adapt to different rates of growth. And we remain dedicated to helping our clients navigate this environment by meeting their current business needs, providing consistent service levels, and developing technologies that will make them more efficient and more competitive in the future.”

The company expects organic revenue growth in 2009 of 3 percent to 4 percent and growth of 12 percent to 16 percent in diluted earnings per share.

Conference Call

A conference call to discuss our financial results will take place today at 8:30 a.m. EST. The call will be webcast and accessible on the investor relations section of Metavante’s website at (www.metavante.com). The accompanying slides will also be available on Metavante’s website. A replay of the audio will be available on the website following the call and accessible through March 5, 2009.

About Metavante

Metavante Technologies, Inc. (NYSE:MV) is the parent company of Metavante Corporation. Metavante Corporation delivers banking and payments technologies to over 8,000 financial services firms and businesses worldwide. Metavante products and services drive account processing for deposit, loan and trust systems, image-based and conventional check processing, electronic funds transfer, consumer healthcare payments, electronic presentment and payment, outsourcing, and payment network solutions including the NYCE® Network, a leading ATM/PIN debit network. Metavante (www.metavante.com) is headquartered in Milwaukee.

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Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression, and can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “should” or words of similar importance. Statements that describe our objectives or goals are also forward-looking statements. The forward-looking statements in this press release involve significant risks and uncertainties, and a number of factors, both foreseen and unforeseen, that could cause actual results to differ materially from our current expectations. The factors that may affect our results include, among others, our debt level, restrictions and limitations in our credit facilities, our competitive industry, changes in customer demand for our products or services, disruptions and instability in the credit and financial markets, economic recession, general changes in economic conditions, risks of damage to our data centers or associated infrastructure, foreign currency fluctuations, intellectual property risks, effect of regulation on our business, network and operational risks, loss of significant customers and customer consolidation risks, risks associated with future acquisitions, and other factors discussed in Metavante’s Annual Report on Form 10-K under the heading “Risk Factors”, and other filings with the SEC. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. Readers are cautioned not to place undue reliance upon forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date hereof.

Metavante and NYCE are registered trademarks of Metavante Corporation,

which is the principal subsidiary of Metavante Technologies, Inc.

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Metavante Technologies, Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue	$433,402	$408,234	$1,707,268	$1,598,123

Expenses:
Cost of processing and services	283,597	274,394	1,118,543	1,062,724
Selling, general, and administrative	64,666	70,276	251,115	233,405
Impairment charges (1)	—	129,451	—	129,451
Transaction costs (1)	—	17,304	—	19,647

Total expenses	348,263	491,425	1,369,658	1,445,227

Income (loss) from operations	85,139	(83,191)	337,610	152,896

Other non-operating items:
Interest expense, net	(25,528)	(21,219)	(103,552)	(40,888)
Other, net	(1,820)	1,487	(3,398)	8,032

Income (loss) before income taxes	57,791	(102,923)	230,660	120,040
Income tax provision (benefit)	17,419	(10,077)	83,310	70,589

Net income (loss)	$40,372	$(92,846)	$147,350	$49,451

Cash net income (2)	$47,445	$33,402	$174,160	$191,127

Diluted earnings (loss) per share—GAAP	$0.34	$(0.78)	$1.23	$0.41

Diluted cash earnings per share (2)	$0.40	$0.28	$1.45	$1.59

Average diluted shares	119,560	118,912	119,949	119,883

(1)

Impairment charges include a goodwill impairment charge of $101,126 and other long-lived asset impairments of $28,325. Transaction costs relate to the separation from Marshall & Ilsley Corporation in November 2007.

(2)	Cash net income (including per share amounts) is a non-GAAP financial measure. See section entitled Non-GAAP Financial Measures later in this release.

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Metavante Technologies, Inc.

Summary Sales and Earnings Information

(In thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Revenue:
Financial Solutions Group	$168,858	$162,439	$664,610	$636,230
Payment Solutions Group	264,544	245,795	1,042,658	961,893

Total revenue	$433,402	$408,234	$1,707,268	$1,598,123

Segment operating income:
Financial Solutions Group	$38,650	$38,729	$154,550	$154,618
Payment Solutions Group	82,721	71,258	327,260	276,822

Total segment operating income	121,371	109,987	481,810	431,440

Corporate/other	(30,668)	(29,981)	(117,868)	(88,565)
Acquisition intangible amortization	(7,384)	(7,609)	(29,730)	(28,570)
Impairment charges	—	(129,451)	—	(129,451)
Transaction-related costs	—	(24,650)	—	(23,926)
Interest expense, net	(25,528)	(21,219)	(103,552)	(40,888)

Income (loss) before income taxes	57,791	(102,923)	230,660	120,040
Income tax provision (benefit)	17,419	(10,077)	83,310	70,589

Net income (loss)	$40,372	$(92,846)	$147,350	$49,451

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Metavante Technologies, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2008	2007
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$268,781	$185,528
Restricted funds	404,155	386,250
Accounts receivable, net	135,783	127,859
EFD processing receivables	78,995	110,788
Unbilled revenues	120,351	109,632
Deferred income taxes	33,821	37,638
Other current assets	57,102	55,813

Total current assets	1,098,988	1,013,508

Capitalized software and conversions, net	258,300	232,743
Premises and equipment, net	136,003	138,040
Goodwill and other intangibles, net	1,570,430	1,560,141
Other assets	93,251	155,567

Total	$3,156,972	$3,099,999

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$17,500	$13,164
Accounts payable	28,279	23,754
Accrued compensation and related benefits	48,469	48,048
Accrued expenses	160,849	180,956
Payments held for third party remittance	402,252	383,851
Deferred revenues	158,288	160,542
Other current liabilities	9,489	46,142

Total current liabilities	825,126	856,457

Long-term debt	1,719,380	1,736,883
Deferred income taxes	140,655	159,225
Other long-term liabilities	95,358	33,962

Total liabilities	2,780,519	2,786,527
Minority interest	15,426	14,121
Shareholders’ equity	361,027	299,351

Total	$3,156,972	$3,099,999

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Metavante Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Year Ended December 31,
	2008	2007
Operating Activities:
Net income	$147,350	$49,451
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	147,376	154,383
Impairment charges	—	129,451
Deferred income taxes	11,594	(21,108)
Stock-based compensation expense	13,489	21,125
Other non-cash items	13,443	(7,448)
Changes in assets and liabilities—net of acquisitions of businesses and foreign currency adjustments:
Accounts receivable	(2,753)	(5,057)
EFD processing receivables	31,999	(60,177)
Unbilled revenues	(10,389)	(11,128)
Accounts payable and accrued liabilities	(611)	54,463
Deferred revenues	(4,345)	25,018
Other assets and liabilities	(44,617)	16,452

Net cash provided by operating activities	302,536	345,425

Investing Activities:
Capital expenditures	(137,501)	(143,436)
Change in restricted funds	(17,905)	(137,791)
Acquisitions—net of cash acquired	(69,784)	(55,772)

Net cash used for investing activities	(225,190)	(336,999)

Financing Activities:
Repayment of debt and capital lease obligations	(13,167)	(982,348)
Excess tax (deficit) benefit from stock-based compensation arrangements	(216)	4,255
Proceeds from stock options and stock purchase right	4,623	1,508
Change in payments held for third party remittance	18,401	142,527
Payment of debt issuance costs	—	(23,731)
Proceeds from issuance of debt	—	1,750,000
Payment of equity issuance costs	—	(22,340)
Proceeds from issuance of common stock	—	625,000
Dividends paid	—	(1,665,000)

Net cash provided by (used for) financing activities	9,641	(170,129)

Effect of exchange rate changes on cash and cash equivalents	(3,734)	2,990

Change in cash and cash equivalents	83,253	(158,713)
Cash and cash equivalents—beginning of period	185,528	344,241

Cash and cash equivalents—end of period	$268,781	$185,528

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Metavante Technologies, Inc.

Non-GAAP Financial Measures

Cash Net Income (Including Per Share Amounts)

Metavante’s management defines “cash net income” as net income before (1) the amortization of intangible assets resulting from business acquisitions, net of tax, (2) stock-based compensation expense, net of tax, and (3) non-cash impairment charges, net of tax. The per share amounts are calculated by dividing cash net income by the average diluted shares for the respective period. Metavante’s management uses cash net income (including per share amounts) to assess business performance and believes that it is useful for evaluating performance against peer companies within its industry, as well as providing investors additional transparency to a financial measure used by management in its financial and operational decision-making. Metavante’s definition of cash net income (including per share amounts) may differ from definitions used by other companies.

The following is a reconciliation of net income to cash net income and diluted earnings per share—GAAP to diluted cash earnings per share:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands except per share amounts)	2008	2007	2008	2007
Net income (loss)	$40,372	$(92,846)	$147,350	$49,451
Add:
Acquisition intangible asset amortization, net of tax	4,541	4,565	18,284	17,142
Stock-based compensation expense, net of tax	2,532	10,225	8,526	13,076
Non-cash impairment charges, net of tax	—	111,458	—	111,458

Cash net income	$47,445	$33,402	$174,160	$191,127

Diluted earnings (loss) per share—GAAP	$0.34	$(0.78)	$1.23	$0.41
Add:
Acquisition intangible asset amortization, net of tax	0.04	0.04	0.15	0.14
Stock-based compensation expense, net of tax	0.02	0.09	0.07	0.11
Non-cash impairment charges, net of tax	—	0.93	—	0.93

Diluted cash earnings per share	$0.40	$0.28	$1.45	$1.59

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Metavante Technologies, Inc.

Non-GAAP Financial Measures (continued)

Free Cash Flow

Metavante’s management defines “free cash flow” as cash provided by operating activities less capital expenditures. Metavante’s management believes that free cash flow provides useful information to investors regarding Metavante’s ability to generate cash from business operations that is available for acquisitions and other investments, and debt service. Metavante’s definition of free cash flow may differ from definitions used by other companies.

The following is a reconciliation of cash provided by operating activities to free cash flow (in thousands):

Year Ended December 31, 2008
Cash provided by operating activities	$302,536
Less capital expenditures:
Premises and equipment	(31,435)
Software and conversions	(106,066)

Free cash flow	$165,035

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